Exhibit 23 (d)(22)b
Amendment to Sub-Advisory Agreement on behalf of Transamerica Capital Guardian Value VP and Transamerica Capital Guardian U. S. Equity VP

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AMENDMENT TO SUB-ADVISORY AGREEMENT BETWEEN
TRANSAMERICA ASSET MANAGEMENT, INC.
(FORMERLY, TRANSAMERICA FUND ADVISORS, INC.) AND
CAPITAL GUARDIAN TRUST COMPANY
THIS AMENDMENT is made as of January 1, 2008 to the Sub-Advisory Agreement dated May 1, 2002, as amended (the “Agreement”), between Transamerica Asset Management, Inc. and Capital Guardian Trust Company on behalf of AEGON/Transamerica Series Trust (ATST) Capital Guardian Value. In consideration of the mutual covenants contained herein, the parties agree as follows:
4.	Compensation. Effective January 1, 2008, the sub-advisory fee rate for ATST Capital Guardian Value is as follows:
0.375% of the first $1 billion of average daily net assets; 0.275% of average daily net assets over $1 billion up to $2 billion; and 0.25% of average daily net assets in excess of $2 billion.
In all other respects, the Sub-Advisory Agreement dated May 1, 2002, as amended, is confirmed and remains in full force and effect.
The parties hereto have caused this amendment to be executed as of January 1, 2008.

TRANSAMERICA ASSET MANAGEMENT, INC. (FORMERLY, TRANSAMERICA FUND ADVISORS, INC.)

By:	/s/ T. Gregory Reymann, II

Name:	T. Gregory Reymann, II
Title:	Senior Vice President and Chief Compliance Officer

CAPITAL GUARDIAN TRUST COMPANY

By:	/s/ Stephen Trowbridge

Name:	Stephen Trowbridge
Title:	Vice President

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AMENDMENT TO SUB-ADVISORY AGREEMENT BETWEEN
TRANSAMERICA ASSET MANAGEMENT, INC.
(FORMERLY, TRANSAMERICA FUND ADVISORS, INC.) AND
CAPITAL GUARDIAN TRUST COMPANY
THIS AMENDMENT is made as of January 1, 2008 to the Sub-Advisory Agreement dated May 1, 2002, as amended (the “Agreement”), between Transamerica Asset Management, Inc. and Capital Guardian Trust Company on behalf of AEGON/Transamerica Series Trust (ATST) Capital Guardian U.S. Equity. In consideration of the mutual covenants contained herein, the parties agree as follows:
5.	Compensation. Effective January 1, 2008, the sub-advisory fee rate for ATST Capital Guardian U.S. Equity is as follows:
0.375% of the first $1 billion of average daily net assets; 0.275% of average daily net assets over $1 billion up to $2 billion; and 0.25% of average daily net assets in excess of $2 billion.
In all other respects, the Sub-Advisory Agreement dated May 1, 2002, as amended, is confirmed and remains in full force and effect.
The parties hereto have caused this amendment to be executed as of January 1, 2008.

TRANSAMERICA ASSET MANAGEMENT, INC. (FORMERLY, TRANSAMERICA FUND ADVISORS, INC.)

By:	T. Gregory Reymann, II

Name:	T. Gregory Reymann, II
Title:	Senior Vice President and Chief Compliance Officer

CAPITAL GUARDIAN TRUST COMPANY

By:	/s/ Stephen Trowbridge

Name:	Stephen Trowbridge
Title:	Vice President

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